UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2019

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	98-0583166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)) Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on
Title of each class	Trading Symbol(s)	which registered

Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

     On October 3, 2019 (the “Effective Date”), Orgenesis Inc., a Nevada corporation (the “Company”), entered into a Private Placement Subscription Agreement and Convertible Credit Line Agreement (collectively, the “Credit Line Agreements”) with each of four non-U.S. investors, including Aharon Lukach, Pinhas Schapira, Yosef Dotan and Yehuda Nir (the “Lenders”), pursuant to which the Lenders furnished to the Company access to an aggregate $5.0 million credit line (which consists of $1.25 million from each Lender) (collectively, the “Credit Line”). Pursuant to the Credit Line Agreements, the Company is entitled to draw down an aggregate of $1 million (consisting of $250,000 from each Lender) of the Credit Line in each of October 2019 and November 2019. In each of December 2019, January 2020 and February 2020, the Company may draw down an additional aggregate of $1 million (consisting of $250,000 from each Lender), until the total amount drawn down under the Credit Line reaches an aggregate of $5 million (consisting of $1.25 million from each Lender), subject to the approval of the Lenders. Each draw down shall be evidenced by a form of Unsecured Convertible Note (each, a “Note” and collectively, the “Notes”).

     Pursuant to the terms of the Credit Line Agreements and the Notes, the total loan amount, and all accrued but unpaid interest thereon, shall become due and payable on the second anniversary of the Effective Date (the “Maturity Date”). The Maturity Date may be extended by each Lender in its sole discretion and shall be in writing signed by the Company and the Lender. Interest on any amount that has been drawn down under the Credit Line accrues at a per annum rate of eight percent (8%). At any time prior to or on the Maturity Date, by providing written notice to the Company, each of the Lenders is entitled to convert its respective drawdown amounts and all accrued interest, into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a conversion price equal to $7.00 per share.

     Furthermore, upon the drawdown of $500,000 from each Lender and, together with the other Lenders, a drawdown of an aggregate of $2 million under the Credit Line, the existing warrants of the Lenders to purchase shares of Common Stock shall be amended to extend their exercise date to June 30, 2021 and the Company will issue to each of the Lenders warrants to purchase 50,000 shares of Common Stock at an exercise price of $7.00 per share. The new warrants will be exercisable for three (3) years from the Effective Date.

     The Credit Line Agreement also contains representations and warranties, which are typical for a transaction of this type.

The following shall constitute events of default (each an “Event of Default”): (i) default shall be made in the payment of any installment of principal or interest on any drawdown amount or any other sum secured hereby when due and the Company fails to cure such default within ten (10) days after written notice of default is sent to the Company; (ii) there is a material default by the Company in the observance or performance of any material non-monetary covenant or agreement contained herein and the Company fails to cure such default within thirty (30) days after written notice of default is sent to the Company (or within such other longer time period as may be therein specifically provided); (iii) failure of the Company to comply in any way with the material obligations, terms, covenants or conditions contained in the Credit Line Agreement, or breach by the Company of any material obligations, covenant, representation or warranty contained in the Credit Line Agreement that is not cured within thirty (30) days from the date the Lender deliver notice of such failure or breach to the Company; (iv) filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy laws by or against the Company, which filing or proceeding, is not dismissed within sixty (60) days after the filing or commencement thereof, or if the Company shall cease or suspend the conduct of its usual business or if the Company shall become, or in light of its usual business conditions is likely to become, insolvent and is unable to pay its debts or liabilities as they fall due; (v) a petition to a court of competent jurisdiction shall be filed for the entry of an order, judgment or decree approving a petition filed against the Company seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such petition shall remain unvacated or not removed for an aggregate of sixty (60) days (whether or not consecutive) from the first date of entry thereof or rejected by such court; or any trustee, receiver or liquidator of the Company or of all or any part of the assets, or of any or all of the royalties, revenues, rents, issues or profits thereof, shall be appointed without the consent or acquiescence of the Company and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); (vi) a writ of execution or attachment or any similar process shall be issued or levied against all or any part of or interest in the assets, or any judgment involving monetary damages shall be entered against the Company which shall become a lien on the assets or any portion thereof or interest therein and such execution, attachment or similar process or judgment is not released, bonded, satisfied, vacated or stayed within sixty (60) days after its entry or levy; or (viii) the Company ceases or threatens in writing to cease to carry on its business; or (viii) the Company admits its inability to pay its debts upon their falling due. If, at any time, an Event of Default shall occur, all obligations under the Credit Line Agreement shall become immediately due and payable.

     Furthermore, following a financing event in which the Company receives an amount equal to or greater than $20 million, each Lender shall be entitled, by providing a written notice to the Company, to prepayment of its respective drawdown amount together with all accrued and unpaid interest and costs and expenses owed to the Lender by the Company.

     The foregoing summary of each of the Credit Line Agreements, the Notes, the Private Placement Subscription Agreements and the Warrants does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the forms of the Credit Line Agreement, the Note, the Private Placement Subscription Agreement and the Warrant Certificate, copies of which will be filed as exhibits to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

     The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: October 9, 2019	By:	/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and
Secretary